Exhibit 99.2

PXRE	Consolidated Balance Sheets
Group Ltd.	(Dollars in thousands, except par value per share)
		March 31,	December 31,
		2007	2006
		(Unaudited)
Assets	Investments:
	Fixed maturities, at fair value:
	Available-for-sale (amortized cost $484,908 and $502,307, respectively)	$486,601	$502,254
	Trading (cost $14,794 and $14,794, respectively)	15,540	15,497
	Short-term investments, at fair value	570,230	671,197
	Hedge funds, at fair value (cost $4,630 and $11,583, respectively)	5,579	12,766
	Other invested assets, at fair value (cost $1,335 and $1,717, respectively)	2,112	2,427

	Total investments	1,080,062	1,204,141
	Cash	9,490	12,251
	Accrued investment income	4,188	3,830
	Premiums receivable, net	64,569	93,325
	Other receivables	6,720	7,321
	Reinsurance recoverable on paid losses	3,678	3,324
	Reinsurance recoverable on unpaid losses	34,168	35,327
	Ceded unearned premiums	11,251	—
	Deferred acquisition costs	—	8
	Other assets	39,196	41,816

	Total assets	$1,253,322	$1,401,343

Liabilities	Losses and loss expenses	$469,982	$603,241
	Unearned premiums	20	113
	Subordinated debt	167,091	167,089
	Reinsurance balances payable	33,973	34,649
	Deposit liabilities	53,463	54,425
	Income tax payable	507	597
	Other liabilities	37,989	44,462

	Total liabilities	763,025	904,576

Shareholders' Equity	Serial convertible preferred shares, $1.00 par value, $10,000 stated value — 30 million shares authorized, 0.01 million and 0.01 million shares issued and outstanding, respectively	58,132	58,132
	Common shares, $1.00 par value — 350 million shares authorized, 72.6 million and 72.4 million shares issued and outstanding, respectively	72,588	72,351
	Additional paid-in capital	873,929	873,142
	Accumulated other comprehensive income (loss)	1,413	(100)
	Accumulated deficit	(512,071)	(503,711)
	Restricted shares at cost (0.5 million and 0.4 million shares, respectively)	(3,694)	(3,047)

	Total shareholders’ equity	490,297	496,767

	Total liabilities and shareholders’ equity	$1,253,322	$1,401,343

PXRE Group Ltd.	Consolidated Statements of Operations and Comprehensive Operations
	(Dollars in thousands, except per share amounts)
		Three Months Ended
		March 31,
		2007	2006
		(Unaudited)

Revenues	Net premiums earned	$(5,194)	$77,087
	Net investment income	13,680	17,912
	Net realized investment losses	(2,272)	(4,659)
	Fee income	63	191

		6,277	90,531

Losses and	Losses and loss expenses incurred	(3,182)	17,800
Expenses	Commission and brokerage	(393)	11,895
	Other reinsurance related expense	1,773	3,721
	Operating expenses	11,841	10,965
	Foreign exchange (gains) losses	(178)	927
	Interest expense	3,612	3,611

		13,473	48,919

	(Loss) income before income taxes and convertible preferred share dividends	(7,196)	41,612
	Income tax provision	1	—

	Net (loss) income before convertible preferred share dividends	$(7,197)	$41,612

	Convertible preferred share dividends	1,163	1,163

	Net (loss) income to common shareholders	$(8,360)	$40,449

Comprehensive	Net (loss) income before convertible preferred share dividends	$(7,197)	$41,612
Operations, Net	Net change in unrealized depreciation on investments	(759)	(7,628)
of Tax	Reclassification adjustments for losses included in net (loss) income	2,272	4,659
	Minimum additional pension liability	—	123

	Comprehensive (loss) income	$(5,684)	$38,766

Per Share	Basic:
	(Loss) income before convertible preferred share dividends	$(0.10)	$0.58
	Net (loss) income to common shareholders	$(0.12)	$0.56

	Average shares outstanding (000’s)	72,049	71,889

	Diluted:
	Net (loss) income	$(0.12)	$0.54

	Average shares outstanding (000’s)	72,049	76,975

PXRE	Consolidated Statements of Shareholders’ Equity
Group Ltd.	(Dollars in thousands)
		Three Months Ended
		March 31,
		2007	2006
		(Unaudited)

Convertible Preferred Shares	Balance at beginning and end of period	$58,132	$58,132

Common Shares	Balance at beginning of period	$72,351	$72,281
	Issuance of common shares, net	237	129

	Balance at end of period	$72,588	$72,410

Additional	Balance at beginning of period	$873,142	$875,224
Paid-in Capital	Issuance of common shares, net	787	4

	Balance at end of period	$873,929	$875,228

Accumulated	Balance at beginning of period	$(100)	$(5,468)
Other Comprehensive	Change in unrealized gains (losses) on investments	1,513	(2,969)
Operations	Change in minimum additional pension liability	—	123

	Balance at end of period	$1,413	$(8,314)

(Accumulated Deficit)	Balance at beginning of period	$(503,711)	$(527,349)
	Net (loss) income before convertible preferred share dividends	(7,197)	41,612
	Dividends to convertible preferred shareholders	(1,163)	(1,163)

	Balance at end of period	$(512,071)	$(486,900)

Restricted Shares	Balance at beginning of period	$(3,047)	$(7,502)
	Issuance of restricted shares, net	(1,029)	(140)
	Amortization of restricted shares	382	796

	Balance at end of period	$(3,694)	$(6,846)

Total	Balance at beginning of period	$496,767	$465,318
Shareholders'	Issuance of common shares, net	1,024	133
Equity	Restricted shares, net	(647)	656
	Unrealized appreciation (depreciation) on investments	1,513	(2,969)
	Minimum additional pension liability	—	123
	Net (loss) income before convertible preferred share dividends	(7,197)	41,612
	Dividends to convertible preferred shareholders	(1,163)	(1,163)

	Balance at end of period	$490,297	$503,710

PXRE	Consolidated Statements of Cash Flows
Group Ltd.	(Dollars in thousands)
		Three Months Ended
		March 31,
		2007	2006
		(Unaudited)

Cash Flows	Premiums collected, net of reinsurance	$11,542	$142,658
from Operating	Losses and loss adjustment expenses paid, net of reinsurance	(129,272)	(263,321)
Activities	Commission and brokerage received (paid), net of fee income	288	(8,995)
	Operating expenses paid	(12,260)	(13,141)
	Net investment income received	12,116	17,928
	Interest paid	(5,794)	(5,794)
	Income taxes (paid) recovered	(91)	214
	Trading portfolio purchased	—	(49,539)
	Trading portfolio disposed	—	40,121
	Deposit liabilities paid	(962)	(3,537)
	Other	(3,009)	(2,881)

	Net cash used by operating activities	(127,442)	(146,287)

Cash Flows	Fixed maturities available for sale purchased	(149)	(66,991)
from Investing	Fixed maturities available for sale disposed or matured	15,833	569,533
Activities	Hedge funds purchased	—	(4,000)
	Hedge funds disposed	7,280	13,116
	Other invested assets disposed	756	573
	Net change in short-term investments	100,967	(362,038)

	Net cash provided by investing activities	124,687	150,193

Cash Flows	Proceeds from issuance of common shares	93	257
from Financing	Cash dividends paid to preferred shareholders	—	(1,163)
Activities	Cost of shares repurchased	(99)	(263)

	Net cash used by financing activities	(6)	(1,169)

	Net change in cash	(2,761)	2,737
	Cash, beginning of period	12,251	14,504

	Cash, end of period	$9,490	$17,241

	Reconciliation of net (loss) income to net cash used by operating activities:
	Net (loss) income before convertible preferred share dividends	$(7,197)	$41,612
	Adjustments to reconcile net (loss) income to net cash used by operating activities:
	Losses and loss expenses	(133,259)	(310,086)
	Unearned premiums	(11,344)	1,807
	Deferred acquisition costs	8	(4,719)
	Receivables	29,357	77,259
	Reinsurance balances payable	(676)	(5,551)
	Reinsurance recoverable	805	29,414
	Income taxes	(90)	214
	Equity in earnings of limited partnerships	(534)	(5,872)
	Trading portfolio purchased	—	(49,539)
	Trading portfolio disposed	—	40,121
	Deposit liability	(962)	(3,537)
	Receivable on commutation	—	35,154
	Other	(3,550)	7,436

	Net cash used by operating activities	$(127,442)	$(146,287)